                                                             EXHIBIT NO. 99.9(b)

                              LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 25 to the Registration Statement (File Nos. 2-83616 and 811-3732) (the "Registration Statement") of MFS/Sun Life Series Trust (the "Trust"), of my opinion dated April 24, 1998, appearing in Post-Effective Amendment No. 22 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on April 29, 1998.

                                     JAMES R. BORDEWICK, JR.
                                     -----------------------
                                     James R. Bordewick, Jr.
                                      Assistant Clerk and Assistant Secretary

Boston, Massachusetts
April 24, 2000